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THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE
SPECIAL MEETING OF STOCKHOLDERS MAY 21, 1999 MOVIEFONE, INC.

     The undersigned stockholder of MovieFone, Inc. (the "Company") hereby appoints Andrew A. Jarecki and Adam H. Slutsky, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on May 21, 1999 at 9:00 AM at the offices of the Company at 335 Madison Avenue, 27th Floor, New York, New York 10017, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

     This Proxy when properly executed will be voted in this manner directed by the undersigned stockholders(s). If no direction is made, this proxy will be voted FOR proposal 1. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

PLEASE SIGN AND MAIL PROXY TODAY
     Mark Here For
     Address Change
     and Note on Reverse
(Continued and to be signed on reverse side.)

SEE REVERSE
SIDE
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Please mark your votes as in this example

DO NOT PRINT IN THIS AREA

The Board of Directors recommends a vote FOR proposal 1.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of February 1, 1999, by and among America Online, Inc., MF Acquisition Corporation, a wholly owned subsidiary of America Online, Inc., and MovieFone, Inc., pursuant to which MF Acquisition Corporation will merge with and into MovieFone and MovieFone will survive the merger as a wholly owned subsidiary of America Online. Adoption of the Agreement and Plan of Merger will also constitute approval of the merger and the other transactions contemplated by the Agreement and Plan of Merger.

The Board of Directors recommends a vote FOR the adoption of the Agreement and Plan of Merger, dated as of February 1, 1999, by and among America Online, Inc., MF Acquisition Corporation and MovieFone, Inc.

FOR     AGAINST       ABSTAIN

This proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the adoption of the merger agreement. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Date:  , 1999      Date:    , 1999
     Signature  Signature

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, adminstrator, trustee or guardian, please give full title as such.